Exhibit 16.1

WG
Joel Wiener, CPA	Wiener Goodman & Company, P.C. Certified Public Accountants & Consultants	Gerald Goodman, CPA

One Industrial Way West Building A Eatontown, NJ 07724 P: (732) 544-8111 F: (732) 544-8788 E-mail: tax@wgpc.net	Memberships: PCPS of AICPA American Institute of CPA New Jersey Society of CPA

July 1, 2010

Securities and Exchange Commission
100 F Street, NE
Washington, DC  20549

Dear Sirs:

           We have read Changes in and Disagreements with Accountants and Financial Disclosure in the Registration Statement of Amendment No. 3 to Form S-1 dated July 1, 2010, of PeopleString Corporation and are in agreement with the statements contained in the first and second paragraphs. We have no basis to agree or disagree with the other statements of the Company contained therein.

We hereby confirm that there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) that occurred within the last fiscal year of PeopleString Corporation.

Sincerely,

/s/ Wiener, Goodman & Company, P.C.

Wiener, Goodman & Company, P.C.

cc:   PeopleString Corporation